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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):          April 29, 2004



                              VIGNETTE CORPORATION
             (Exact name of registrant as specified in its charter)


        Delaware                   000-25375                 74-2769415
(State or other jurisdiction      (Commission               (IRS Employer
    of incorporation)             File Number)            Identification No.)






                1301 South MoPac Expressway, Austin, Texas 78746
              (Address of principal executive offices)    (Zip Code)

   Registrant's telephone number, including area code:         (512) 741-4300










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Item 7.  Financial Statements and Exhibits

         (c)  Exhibits.

         Number              Description
         ------              -----------
         99.1                Vignette Corporation Press Release issued on April
                             29, 2004 announcing the financial results for the respective three and nine month periods ended March
                             31, 2004.

Item 12. Results of Operations and Financial Condition

         On April 29, 2004, Vignette Corporation announced its financial results for the three month period ended March 31, 2004. The full text of the press release is attached as Exhibit 99.1 hereto.

         To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), Vignette Corporation uses non-GAAP measures of gross profit, operating loss, loss before income taxes, net loss and net loss per share, which are adjusted from results based on GAAP to exclude certain expenses. Vignette Corporation believes non-GAAP financial information is a more accurate representation of the Company's financial performance and uses non-GAAP information internally to evaluate and manage the Company's operations. These non-GAAP adjustments are provided to enhance the user's overall understanding of our financial performance. The presentation of this additional information is not a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

         The information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as expressly set forth by specific reference in such a filing.





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                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       VIGNETTE CORPORATION


Date:    April 29, 2004                      By:  /s/ Thomas E. Hogan
                                                  ------------------------------
                                                  Thomas E. Hogan
                                                  President and
                                                   Chief Executive Officer